UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

(Address of principal executive offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes (as defined below) are expected to be issued by Fluence Energy, Inc. (the “Company”) in a private offering to persons reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act (“QIBs”) as defined in, and in accordance with, Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the QIBs in the Purchase Agreement (as defined below).

Item 8.01. Other Events.

Launch Press Release

On December 9, 2024, the Company announced its intention to (i) offer $300.0 million aggregate principal amount of convertible senior notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be QIBs and pursuant to a purchase agreement to be dated as of the pricing date of the offering of the Notes, and (ii) enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions. The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of additional Notes to fund the cost of entering into additional capped call transactions. The Company intends to transfer the remaining net proceeds of the offering directly to purchase an intercompany subordinated convertible promissory note (the “intercompany convertible note”) issued by Fluence Energy, LLC, the proceeds of which Fluence Energy, LLC intends to use for working capital needs, upgrading one of its battery cell production lines from 305 amp hour cells to 530 amp hour cells, and general corporate purposes. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pricing Press Release

On December 10, 2024, the Company announced (i) the pricing of its offering of $350.0 million aggregate principal amount of Notes in a private offering to persons reasonably believed to be QIBs and pursuant to a purchase agreement dated as of December 10, 2024 (the “Purchase Agreement”), and (ii) the entering into of privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions. The offering size was increased from the previously announced offering size of $300.0 million aggregate principal amount of Notes. The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to use a portion of the net proceeds from the sale of additional Notes to fund the cost of entering into additional capped call transactions. The Company intends to transfer the remaining net proceeds of the offering directly to purchase an intercompany convertible note issued by Fluence Energy, LLC, the proceeds of which Fluence Energy, LLC intends to use for working capital needs, upgrading one of its battery cell production lines from 305 amp hour cells to 530 amp hour cells, and general corporate purposes. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release issued on December 9, 2024
99.2	Press Release issued on December 10, 2024
104	Cover Page Interactive Data File formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: December 10, 2024	By:	/s/ Julien Nebreda
Julien Nebreda
Chief Executive Officer and President